SUB-ITEM 77I(b):  Terms of new or amended securities
77I(b) - Attached is the Class K Shares Exhibit to the Multiple Class Plan of Federateds American Leaders Fund, Inc.
The information contained in the attached Exhibit serves as the description of Class K Shares as required by this Item.

CLASS K SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of:

(i) sales by financial intermediaries to retirement plans in consideration of payments financed by a Rule 12b-1 Plan, with shareholder services provided by the retirement plan recordkeepers; and

 (ii) additionally, with respect to the Federated Kaufmann Fund,
(a) the issuance of Class K Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann
Fund, and (b) additional investments by former Kaufmann Fund shareholders and related persons with respect to the other funds listed in this exhibit, sales by financial intermediaries.

The principal underwriter, Federated Securities Corp. and financial intermediaries through which shareholders acquire or hold Class K Shares may receive a shareholder service fee and may also receive additional payments for distribution and administrative services under a Rule 12b-1 Plan. In connection with this arrangement, Class K Shares will bear the following fees and expenses:

Fees and Expenses                Maximum Amount Allocated Class K Shares

Sales Load                       None

Contingent Deferred Sales
Charge ("CDSC")                  None

Redemption Fee                   As set forth in the attached Schedule.

Shareholder Service Fee          As set forth in the attached Schedule

12b-1 Fee                        As set forth in the attached Schedule

Other Expenses                   Itemized expenses incurred by the Fund
                                 with respect to holders of Class K Shares as described in Section 3 of the Multiple
                                 Class Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights:               None

Exchange Rights:
With respect to the Kaufmann Fund, Class K Shares may be exchanged for Class A Shares or Class K Shares of any other Fund. With respect to the other funds, Class K Shares may be exchanged for Class K Shares, including the Kaufmann Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

Redemption fee
For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares shall be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund. A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer sponsored retirement plans.


SCHEDULE OF FUNDS
OFFERING CLASS K SHARES

The Funds set forth on this Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

Multiple Class Company     Series    12b-1     Shareholder     Redemption
				      Plan     Services Fee	Fee

Federated American
Leaders Fund, Inc.            	      0.50%      None           None


Federated Equity
Funds                  Federated-
		       Kaufmann Fund  0.50%      0.25%          0.20%

		       Federated Capital
       		       Appreciation
                       Fund           0.50%      None           None


Federated Index
Trust                  Federated
                       Max-Cap Index
                       Fund           0.50%      None           None


Federated Stock and
Bond Fund, Inc.                       0.50%      None           None


Total Return
Bond Fund              Federated Total
                       Return Bond
                       Fund           0.50%      None           None

Federated U.S.
Government Securities
Fund: 2-5 Years                       0.50%      None           None